Exhibit 99.1

Certain Information With Respect to the Company That Has Not Previously Been Reported to the Public

The inclusion of the information presented below should not be viewed as a determination that such information is material.

The information herein includes pro forma condensed combined financial statements of CVR Refining, LP (“Refining LP”), an indirect wholly-owned subsidiary of CVR Energy, Inc. (“CVR Energy”). Refining LP’s historical combined financial statements reflect the historical combined financial and operating results of the petroleum refining and related logistics business of CVR Energy.

Refining LP’s unaudited pro forma combined financial statements give pro forma effect, where applicable, to the following:

•

the acquisition by Coffeyville Resources, LLC (“CRLLC”) on December 15, 2011 of all of the issued and outstanding shares of Gary-Williams Energy Corporation (subsequently converted to Gary-Williams Energy Company, LLC and now known as Wynnewood Energy Company, LLC), which owns the refinery in Wynnewood, Oklahoma; and

•

the issuance and sale of $500 million aggregate principal amount of second lien senior secured notes due 2022 of CVR Refining, LLC, a subsidiary of CRLLC and Coffeyville Finance Inc. offered in a private placement launched on October 9, 2012 and the use of the proceeds therefrom to repurchase the outstanding 9.0% first lien senior secured notes due 2015 (the “Existing First Lien Notes”) issued by CRLLC and Coffeyville Finance Inc. in a tender offer and consent solicitation commenced on October 9, 2012.

The unaudited pro forma combined balance sheet as of June 30, 2012 assumes the events listed above occurred as of June 30, 2012. The unaudited pro forma combined statements of operations data for the year ended December 31, 2011 and the six months ended June 30, 2011 and 2012 assume the events listed above occurred as of January 1, 2011.

The information herein also includes summary pro forma combined financial data for the year ended December 31, 2011, the six months ended June 30, 2011 and June 30, 2012 and the twelve months ended June 30, 2012. The summary pro forma combined financial data presented for the year ended December 31, 2011 and the six months ended June 30, 2011 and 2012 is derived from Refining LP’s unaudited pro forma combined financial statements included elsewhere in this document.

The summary pro forma combined financial data presented for the twelve months ended June 30, 2012 is calculated by adding data derived from Refining LP’s pro forma combined statement of operations for the year ended December 31, 2011 and Refining LP’s pro forma combined statement of operations for the six months ended June 30, 2012 and subtracting data derived from the pro forma combined statement of operations for the six months ended June 30, 2011.

Forward Looking Statements

This document contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, the risk factors and other disclosures included in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this document are made only as of the date hereof.

INDEX TO FINANCIAL STATEMENTS

CVR REFINING, LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012	P-1
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2011	P-2
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2012	P-3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2011	P-4
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	P-5

CVR Refining, LP

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$29,409	$500,000	a	$33,124
		(9,000)	b
		(477,226)	c
		(10,059)	c
Accounts receivable, net of allowance for doubtful accounts of $1,275 at June 30, 2012 and on a pro forma basis, including $739 from affiliate at June 30, 2012 and on a pro forma basis	210,471	—		210,471
Inventories	491,984	—		491,984
Prepaid expenses and other current assets including $788 due from affiliates at June 30, 2012 and on a pro forma basis	56,277	902	b	53,840
		(3,339)	c
Insurance receivable	1,926			1,926

Total current assets	790,067	1,278		791,345
Property, plant and equipment, net	1,320,094	—		1,320,094
Deferred financing costs, net	14,752	8,098	b	16,961
		(5,889)	c
Insurance receivable	4,076	—		4,076
Other long-term assets, including $595 due from affiliates at June 30, 2012 and on a pro forma basis	4,819	—		4,819

Total assets	$2,133,808	$3,487		$2,137,295

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
Capital lease obligations	$1,018	$—		$1,018
Accounts payable, including $127 due to affiliates at June 30, 2012 and on a pro forma basis	369,384	—		369,384
Personnel accruals	8,748	—		8,748
Accrued taxes other than income taxes	29,099	—		29,099
Accrued expenses and other current liabilities, including $149 due to affiliates at June 30, 2012 and on a pro forma basis	37,367	(10,059)	c	27,308

Total current liabilities	445,616	(10,059)		435,557
Long-term liabilities:
Long-term debt and capital lease obligations, net of current portion	726,911	500,000	a	772,484
		(447,050)	c
		(7,377)	d
Accrued environmental liabilities, net of current portion	1,373	—		1,373
Other long-term liabilities, including $1,405 due to affiliates at June 30, 2012 and on a pro forma basis	2,620	—		2,620

Total long-term liabilities	730,904	45,573		776,477

Commitments and contingencies
Divisional equity	957,288	(39,404)	c	925,261
		7,377	d

Total liabilities and divisional equity	$2,133,808	$3,487		$2,137,295

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

CVR Refining LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2011

(dollars in thousands)

	Historical	(c) Pro Forma Adjustments to Give Effect to the Gary Williams Acquisition	Pro Forma Adjustments to Give Effect to the Refinancing of Notes		Pro Forma
Net sales	$2,488,659	$1,274,436	$—		$3,763,095
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	2,053,764	1,080,767	—		3,134,531
Direct operating expenses (exclusive of depreciation and amortization)	89,464	45,924	—		135,388
Selling, general and administrative expenses (exclusive of depreciation and amortization)	22,312	8,188	—		30,500
Depreciation and amortization	33,882	14,501	—		48,383

Total operating costs and expenses	2,199,422	1,149,380	—		3,348,802

Operating income	289,237	125,056	—		414,293
Other income (expense):
Interest expense and other financing costs	(26,357)	(2,778)	(3,867)	a	(32,586)
			416	b
Realized gain (loss) on derivatives, net	(18,364)	(9,028)			(27,392)
Unrealized gain/(loss) on derivatives, net	3,190	(24,944)			(21,754)
Loss on extinguishment of debt	(2,078)	—			(2,078)
Other income, net	703	(651)			52

Total other income (expense)	(42,906)	(37,401)	(3,451)		(83,758)

Net income	$246,331	$87,655	$(3,451)		$330,535

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

CVR Refining, LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
	(in thousands)
Net sales	$4,128,113	$—		$4,128,113
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	3,496,909	—		3,496,909
Direct operating expenses (exclusive of depreciation and amortization)	164,286	—		164,286
Selling, general and administrative (exclusive of depreciation and amortization)	46,311	—		46,311
Depreciation and amortization	52,897			52,897

Total operating costs and expenses	3,760,403	—		3,760,403

Operating income	367,710	—		367,710
Other income (expense):
Interest expense and other financing costs	(37,827)	5,167	a	(32,919)
		(309)	b
Realized loss on derivative, net	(27,155)	—		(27,155)
Unrealized gain (loss) on derivatives, net	(81,281)	—		(81,281)
Loss on extinguishment of debt	—	—		—
Other income, net	710	—		710

Total other income (expense)	(145,553)	4,858		(140,695)

Income before income tax expense	222,157	4,858		227,015

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

CVR Refining LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(dollars in thousands)

	Historical	(d) Pro Forma Adjustments to Give Effect to the Gary Williams Acquisition	Pro Forma Adjustments to Give Effect to the Refinancing of Notes		Pro Forma
Net sales	$4,752,814	$2,645,531	$—		$7,398,345
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	3,927,620	2,198,404	—		6,126,024
Direct operating expenses (exclusive of depreciation and amortization)	247,665	97,388	—		345,053
Selling, general and administrative expenses (exclusive of depreciation and amortization)	50,982	21,684	—		72,666
Depreciation and amortization	69,852	29,002	—		98,854

Total operating costs and expenses	4,296,119	2,346,478	—		6,642,597

Operating income	456,695	299,053	—		755,748
Other income (expense):
Interest expense and other financing costs	(52,995)	(5,300)	(7,000)	a	(64,532)
			763	b
Realized loss on derivatives, net	(7,182)	(41,822)			(49,004)
Unrealized gain/(loss) on derivatives, net	85,262	98			85,360
Loss on extinguishment of debt	(2,078)	—			(2,078)
Other income, net	578	122			700

Total other income (expense)	23,585	(46,902)	(6,237)		(29,554)

Net income	$480,280	$252,151	$(6,237)		$726,194

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

CVR Refining, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2012 AND FOR THE YEAR

ENDED DECEMBER 31, 2011

(dollars in thousands)

(1) Organization and Basis of Presentation

The unaudited pro forma condensed combined financial statements of CVR Refining, LP (the “Partnership”) have been derived from the audited and unaudited historical combined financial statements of CVR Refining, LP. The historical combined financial statements are comprised of the financial statements relating to the operating subsidiaries of Coffeyville Resources, LLC (“CRLLC”), a wholly-owned subsidiary of CVR Energy, Inc.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that the Partnership would have achieved had the transactions described herein actually taken place at the dates indicated, and do not purport to be indicative of future financial position or operating results.

The pro forma adjustments have been prepared as if the transactions described below had taken place on June 30, 2012, in the case of the pro forma combined balance sheet, or as of January 1, 2011, in the case of the pro forma combined statement of operations for June 30, 2011, December 31, 2011 and June 30, 2012.

The unaudited pro forma condensed combined financial statements reflect the following transactions:

•	The Partnership’s acquisition of Gary-Williams Energy Corporation at December 15, 2011 and the inclusion of the January 1, 2011 through December 15, 2011 pro forma financial results.

•	The issuance of $500.0 million of senior notes and the use of proceeds to repurchase the 9.0% senior secured notes due 2015.

(2) Pro Forma Balance Sheet Adjustments and Assumptions

a)	Reflects the issuance of $500.0 million principal amount of new notes by CVR Refining, LLC recorded at face amount.

b)	Reflects the estimated deferred financing costs, including professional fees incurred, of $9.0 million associated with the new notes which includes $0.9 million of current and $8.1 million of long-term deferred costs.

c)	Reflects the repayment of indebtedness outstanding under the first lien notes of $447.1 million. First lien notes are redeemed at 106.75%. Reflects the payment of $10.1 million accrued interest at the repayment date of the notes. Reflects the write-off of previously deferred financing fees associated with the first lien notes including the current amount of $3.3 million and the long-term amount of $5.9 million.

d)	Reflects the recognition of the remaining unamortized premium on the first lien notes.

CVR Refining LP

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS —(Continued)

(3) Pro Forma Statement of Operations Adjustments and Assumptions

a)	Reflects the elimination of the interest associated with the repaid first lien notes and the inclusion of interest expense relating to the new notes at an assumed rate of 6.0% reflected below. A 1/8 percent change in interest rate would result in a change to interest expense of $0.6 million.

	Six Months Ended June 30,		Twelve Months Ended December 31,
	2011	2012	2011
	(in thousands)
Elimination of historical interest expense on first lien notes	$(11,133)	$(20,167)	$(23,000)
Estimated interest on new notes	15,000	15,000	30,000

Total increase (reduction) to interest expense	$3,867	$(5,167)	$7,000

b)	Reflects the amortization of related debt issuance costs of the new notes over a ten year term with reduction for amortization of deferred financing fees associated with the repaid first lien notes as reflected below.

	Six Months Ended June 30,		Twelve Months Ended December 31,
	2011	2012	2011
	(in thousands)
Elimination of amortization of historical deferred financing fees on first lien notes	$(686)	$(1,691)	$(1,447)
Elimination of recognition of amortization of original issuance premium (discount), net on first lien notes	(105)	1,625	(66)
Amortization of new notes issuance costs	375	375	750

Total increase (decrease) in amortization of financing fees	$(416)	$309	$(763)

c)	Reflects the inclusion of pro forma adjustments related to the acquisition of Gary-Williams Energy Corporation (“WEC”) which occurred on December 15, 2011. The unaudited Pro forma adjustments include the financial results of WEC for the period from January 1, 2011 through June 30, 2011 and give pro forma effect of the acquisition of WEC as if WEC had been acquired on January 1, 2011. The WEC acquisition was accounted for under the purchase method of accounting. The following pro forma adjustments are reflected for the acquisition.

•

Depreciation and amortization of the historical financial statements of WEC was increased by $5.9 million to reflect the estimated additional depreciation related to the increase in property, plant and equipment based on the fair market value of the acquired assets.

•	Interest expense has been reduced by $11.1 million for the historical WEC interest expense associated with historical debt that was repaid by WEC prior to the closing of the acquisition.

•	WEC’s turnaround expenses recorded prior to the acquisition of $6.3 million have been eliminated to conform to the Partnership’s accounting method.

d)	Reflects the inclusion of pro forma adjustments related to the acquisition of WEC which occurred on December 15, 2011. The unaudited Pro forma adjustments include

CVR Refining LP

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

the financial results of WEC for the period from January 1, 2011 through the acquisition date of December 15, 2011 and give pro forma effect of the acquisition of WEC as if WEC had been acquired on January 1, 2011. The WEC acquisition was accounted for under the purchase method of accounting. The following pro forma adjustments are reflected for the acquisition.

•

Depreciation and amortization of the historical financial statements of WEC was increased by $13.2 million to reflect the estimated additional depreciation related to the increase in property, plant and equipment based on the fair market value of the acquired assets.

•	Interest expense has been reduced by $29.0 million for the historical WEC interest expense associated with historical debt that was repaid by WEC prior to the closing of the acquisition.

•	WEC’s turnaround expenses recorded prior to the acquisition of $11.6 million have been eliminated to conform to the Partnership’s accounting method.

Non-GAAP Financial Measures

EBITDA. EBITDA is defined as net income before income tax expense, net interest (income) expense and depreciation and amortization expense. EBITDA is not a recognized term under accounting principles generally accepted in the United States (“GAAP”) and should not be substituted for net income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that EBITDA provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allows for greater transparency in the review of our overall financial, operational and economic performance.

Adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable (as described below), share-based compensation, loss on extinguishment of debt and where applicable, major scheduled turnaround expenses, Wynnewood acquisition transaction fees and integration expense, loss on disposition of assets and unrealized gain (loss) on derivatives, net. Adjusted EBITDA is a supplemental measure of our performance that is not required by, nor presented in accordance with, GAAP. Management believes that Adjusted EBITDA provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of net income to EBITDA, and EBITDA to Adjusted EBITDA for the periods presented:

	CVR Refining, LP Combined Pro Forma
	Year Ended December 31,	Six Months Ended June 30,		Twelve Months Ended June 30,

	2011	2011	2012	2012
	(unaudited)
	(in millions)
Net income	$726.2	$330.5	$227.0	$622.7
Add:
Interest expense and other financing costs	64.5	32.6	33.0	64.9
Depreciation and amortization	98.9	48.4	52.9	103.4

EBITDA	$889.6	$411.5	$312.9	$791.0
Add:
FIFO impacts (favorable), unfavorable(a)	(46.6)	(40.4)	95.0	70.1
Share-based compensation(b)	8.9	7.2	10.7	12.4
Loss on disposition of assets	2.5	1.5	—	1.0
Loss on extinguishment of debt(c)	2.1	2.1	—	—
Wynnewood acquisition transaction fees and integration expenses	5.2	—	8.3	13.5
Major scheduled turnaround expenses(d)	66.4	4.3	23.5	85.6
Unrealized (gain) loss on derivatives, net	(85.4)	21.7	81.3	(25.8)

Adjusted EBITDA	$842.7	$407.9	$531.7	$947.8

(a)	FIFO is our basis for determining inventory value on a GAAP basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.
(b)	Represents the impact of share-based compensation awards.
(c)	For the six months ended June 30, 2011 and the year ended December 31, 2011, the write-off of a portion of previously deferred financing costs upon the replacement of a previous credit facility (the “first priority credit facility”) with the ABL credit facility of CRLLC contributed to $1.9 million of the loss on extinguishment of debt. Additionally, $0.2 million of the loss on extinguishment of debt was attributable to the write-off of previously deferred financing costs and unamortized original issue discount associated with the repurchase of $2.7 million of Existing First Lien Notes.
(d)	Represents expense associated with a major scheduled turnaround at the Coffeyville refinery.